UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2017

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On June 27, 2017, EnerSys settled a portion of its previously disclosed proceeding involving the German Competition Authority relating to conduct involving EnerSys’ motive power battery business and agreeing to pay a fine of €12.6 million (or approximately $13.5 million), which is payable by July 12, 2017. Also on June 27, 2017, the German Competition Authority issued a fining decision related to EnerSys’ reserve power battery business, which constitutes the remaining portion of the previously disclosed German proceeding. EnerSys is appealing this decision, including payment of the proposed fine of €10.0 million (or approximately $10.7 million). EnerSys is not required to escrow any portion of this proposed fine during the appeal process.
As of March 31, 2017, we estimated a possible liability associated with the German regulatory proceeding of €12.6 million (or approximately $13.5 million). As of the filing of our annual report on Form 10-K and based upon the then available information, EnerSys had not set aside a reserve balance in accrued expenses on the Consolidated Balance Sheets in connection with the fining decision by the German Competition Authority related to EnerSys’ reserve power battery business because such amount was not estimable at that time. We continue to believe the reserve power matter does not require an accrual.
EnerSys is making this statement in order to satisfy the “Safe Harbor” provision contained in the Private Securities Litigation Reform Act of 1995. Any of the statements contained in this periodic report that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. A forward-looking statement predicts, projects, or uses future events as expectations or possibilities. Forward-looking statements may be based on expectations concerning future events and are subject to risks and uncertainties relating to operations and the economic environment, all of which are difficult to predict and many of which are beyond our control. For a discussion of such risks and uncertainties that could cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, please see our risk factors as disclosed in the “Risk Factors” section of our annual report on Form 10-K for the most recently ended fiscal year.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: June 27, 2017	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer